UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 13, 2011

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

1-9610	1-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America	Carnival House 5 Gainsford Street London SE1 2NE United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

(305) 599-2600	011 44 20 7940 5381
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On April 19, 2011, Carnival Corporation and Carnival plc filed a Form 8-K summarizing the matters voted on at their annual meetings of shareholders held on April 13, 2011 (the “Original Report”). In accordance with the recommendations of Carnival Corporation’s and Carnival plc’s boards of directors, and the results of the votes reported under Item 5.07 of the Original Report, Carnival Corporation and Carnival plc will hold a non-binding advisory vote every year to approve the compensation of the named executive officers listed in their proxy statement for their annual meetings of shareholders, until Carnival Corporation and Carnival plc conduct the next non-binding advisory vote on the frequency of holding advisory votes on named executive officer compensation.

This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing Carnival Corporation and Carnival plc’s decision regarding the frequency of the advisory vote on the compensation of their named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carnival Corporation		Carnival plc

By:	/s/ Arnaldo Perez	By:	/s/ Arnaldo Perez
Name:	Arnaldo Perez	Name:	Arnaldo Perez
Title:	Senior Vice President, General Counsel & Secretary	Title:	Senior Vice President, General Counsel & Company Secretary
Date:	August 31, 2011	Date:	August 31, 2011